Exhibit 4.1

SOLARCITY CORPORATION, as Issuer,

-and-

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of October 15, 2014

Solar Bonds

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	607
(a)(2)	607
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	607
(b)	608
(c)	N.A.
311(a)	611
(b)	611
(c)	N.A.
312(a)	701, 702
(b)	702
(c)	702
313(a)	703
(b)	703
(c)	703
(d)	703
314(a)	704, 904
(b)	N.A.
(c)(1)	102
(c)(2)	102
(c)(3)	N.A.
(d)	N.A.
(e)	101
(f)	N.A.
315(a)	601
(b)	602
(c)	504
(d)	601
(e)	515
316(a)(1)(A)	513
(a)(1)(B)	514
(a)(2)	N.A.
(b)	509
(c)	104
317(a)(1)	504
(a)(2)	505
(b)	906
318(a)	108

N.A. means not applicable. * This Cross-Reference Table is not part of the Indenture.

i

INDENTURE, dated as of October 15, 2014 (this “Indenture”), between SolarCity Corporation, a Delaware corporation (hereinafter called the “Company”), having its principal executive office located at 3055 Clearview Way, San Mateo, California, 94402, and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (in such capacity, the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of general unsecured obligations of the Company referred to as Solar Bonds (each a “Security” and collectively hereinafter, the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

The Company has duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.     Definitions.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, as of the date or time of any computation required hereunder;

(4) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(6) provisions apply to successive events and transactions;

(7) the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(8) the masculine gender includes the feminine and the neuter; and

(9) references to agreements and other instruments include subsequent amendments and supplements thereto.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act”, when used with respect to any Holders, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means the Trustee or any other Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder. The term “board of directors” means the board of directors of the Company and does not include committees of the board of directors.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Close of Business” means 2:00 P.M. Pacific Standard time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person and any other obligor upon the Securities.

“Company Global Security” means a Security (i) through which one or more Holders hold beneficial interests in a portion of the aggregate principal amount represented by such Security, (ii) which is held by the Company and (iii) which includes a schedule that the Company, in its capacity as Security Registrar, is required to update from time to time in accordance with Section 303.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by the Chief Executive Officer, the Chief Financial Officer, the Chief Technology Officer or the Secretary of the Company, and delivered to the Trustee.

“Corporate Trust Office” means (a) with respect to the Trustee, the principal office in New York, NY which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 100 Wall Street, Suite 1600, NY, NY 10005, Attn: Global Trust Services - Wendy Kumar, or any other address that the Trustee may designate with respect to itself from time to time by notice to the Company and the Holders and (b) with respect to any other party, the office designated in the Board Resolutions, Company Order or supplemental indenture for a particular Series.

The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Defaulted Payment” has the meaning specified in Section 309.

“Definitive Security” means a certificated Security in definitive form issued to and held by the Holder thereof.

“Depository” means, with respect to any Security issuable or issued in the form of one or more Depository Global Securities, the Person designated as depository by the Company in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depository” shall mean, with respect to any Securities, the depository which has been appointed with respect to such Securities.

“Depository Global Security” means a Security for which the Holder is a Depository (or its nominee).

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Event of Default” has the meaning specified in Section 501.

“FBO Account” means a pooled account maintained by the Company at a financial institution of its choosing to hold funds deposited by Holders and prospective Holders through the Platform Website, for the benefit of such Holders and prospective Holders.

“Global Security” means a Company Global Security or a Depository Global Security.

“Government Obligations” means securities which are (i) direct obligations of the United States of America where the payment or payments thereunder are supported by the full faith and credit of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” means the Person or Persons in whose name such Security is registered in the Security Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof and shall include the terms of a particular series of Securities established as contemplated in Section 301.

“interest”, with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 116.

“Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Security, whether at the Stated Maturity or by declaration of acceleration, or if such Security is redeemable, upon such redemption.

“New York Banking Day” has the meaning specified in Section 116.

“Office” or “Agency”, with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 902 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 902 or, to the extent designated or required by Section 902 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Chief Technology Officer or the Secretary of the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee and the Paying Agents, if applicable, and which shall not be at the expense of the Trustee and that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for an amount less than the principal face amount thereof to be due and payable upon declaration of acceleration pursuant to Section 502.

“Outstanding”, when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a) any such Security theretofore cancelled by the Security Registrar or delivered to the Security Registrar for cancellation;

(b) any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto with any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are redeemable and are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) any such Security with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 402, except to the extent provided in Section 402; and

(d) any such Security which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 502 at the time of such determination, and (ii) Securities owned by the Company or any other obligor upon the Securities, or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate (other than a Trust) of the Company or such other obligor. Upon request of the Trustee, the Company shall provide the Trustee with a certification stating whether any Securities are owned by the Company, any other obligor or any Affiliate, and if so, the amount so held.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended, and signed into law October 26, 2001.

“Paying Agent” with respect to any series of Securities means (i) prior to a declaration of an Event of Default with respect to such series, the Company and/or any other Person authorized by the Company to pay the principal of, or any premium or interest on, any Security on behalf of the Company and (ii) following a declaration of an Event of Default with respect to such series, the Trustee and/or any other Person authorized by the Trustee to pay the principal of, or any premium or interest on, any Security on behalf of the Trustee.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity.

“Place of Payment”, with respect to any Security, means the place or places where the principal of, or any premium or interest on, such Security are payable as provided in or pursuant to this Indenture or such Security.

“Platform Website” means solarbonds.solarcity.com.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.

“Redemption Date” means, with respect to any Security that is redeemable, the date fixed for redemption of such Security (or portion thereof) by or pursuant to the applicable Board Resolutions, Company Order or supplemental indenture.

“Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the dates specified in the Board Resolutions, Company Order or supplemental indenture for the related series.

“Required Currency” has the meaning specified in Section 116.

“Responsible Officer” means (a) any officer of the Trustee in its Corporate Trust Office having direct responsibility for matters pertaining to this Indenture and also means, with respect to a particular corporate trust matter, any other officer or employee of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and (b) when used with respect to an Agent, the meaning assigned to such term in the Board Resolutions, Company Order or supplemental indenture for a particular series of Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security” or “Securities” has the meaning set forth in the Recitals hereto and more particularly means any evidences of indebtedness authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Payment on any Security means a date fixed by the Trustee pursuant to Section 309.

“Stated Maturity”, with respect to any Security or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“United States”, means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.

Section 102.     Compliance Certificates and Opinions.

Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

Section 103.     Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, a governmental official or officers or any other Person or Persons stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 104.     Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person or Persons of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a Depository Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depository that is a Holder of a Depository Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Depository Global Security through such Depository’s standing instructions and customary practices.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4) If the Company shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Securities of record at the Close of Business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken.

(5) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 105.     Notices, etc., to Trustee and the Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its General Counsel at the address of the Company’s principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 106.     Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event,

(1) such notice shall be sufficiently given to any Holder of Securities if transmitted electronically to such Holder at its electronic address maintained in the Security Registrar’s records (including but not limited to transmission through the Platform Website) or if in writing and mailed, first-class postage prepaid, to such Holder at its physical address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

(2) Failure to electronically transmit or mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders of Securities of the same series. If a notice or communication is electronically transmitted or mailed in the manner provided above, it is duly given, whether or not received by the addressee. Any notice which is electronically transmitted or mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

If the Company electronically transmits or mails a notice or communication to the Holders of Securities of a particular series, it shall electronically transmit or mail a copy to the Trustee and each Security Registrar and Paying Agent with respect to such series.

Anything herein to the contrary notwithstanding, unless otherwise expressly stated in this Indenture or pursuant to Section 301 with respect to the Securities of any series, if a Depository or its nominee is the Holder of any Security, then any notice given to such Depository or its nominee, as the case may be, in respect of such

Security may be given by the Company or the Trustee electronically in accordance with the procedures of such Depository as in effect from time to time in lieu of giving notice to such Depository or such nominee, as the case may be, by mail and all references in this Indenture to the mailing of any such notice shall be deemed to mean, solely as concerns the notice given by the Company or the Trustee to such Depository or its nominee, as the case may be, the electronic transmission of such notice as aforesaid, mutatis mutandis.

Section 107.     Language of Notices.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 108.     Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision of the Trust Indenture Act shall control.

Section 109.     Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110.     Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 111.     Separability Clause.

In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 112.     Benefits of Indenture.

Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.     Governing Law; Waiver of Jury Trial; Consent to Jurisdiction and Service.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State, without regard to conflicts of laws or principles thereof.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any federal or state court located in the Borough of Manhattan, and to the extent it has jurisdiction, the Commercial Division of the Supreme Court in Manhattan, in The City of New York, New York, in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company, and may be enforced in any courts to the jurisdiction of which the Company is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. The Company hereby irrevocably designates and appoints C T Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 (the “Process Agent”) as its authorized agent for purposes of this section, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary, to continue such designation and appointment of the Process Agent in full force and effect so long as the Company, has any outstanding obligations under this Indenture. To the extent the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the extent permitted by law.

Section 114.     Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security shall be a day which is not a Business Day at any Place of Payment, then payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day.

Section 115.     Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 116.     Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment against it in any court, it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Company could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of

New York or a day on which trust companies or banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed. The provisions of this Section 116 shall not be applicable with respect to any payment due on a Security which is payable in Dollars.

Section 117.     Extension of Payment Dates.

In the event that (i) the terms of any Security established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, such Security is due and payable and (ii) the due date for any such payment shall have been so extended, then all references herein to the Stated Maturity of such payment (and all references of like import) shall be deemed to refer to the date as so extended.

Section 118.     Immunity of Shareholders, Directors, Officers and Agents of the Company.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or because of any indebtedness evidenced thereby, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future shareholder, incorporator, employee, officer or director, as such, of the Company or any predecessor or successor to the Company, either directly or through the Company or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities; it being expressly understood that, without limitation to the foregoing, this Indenture and the Securities and the obligations created hereunder and thereunder are solely corporate, limited liability company, partnership, limited partnership or similar obligations, as the case may be, of the Company and that no such personal liability whatever shall attach to, or is or shall be incurred by, any past, present or future shareholder, incorporator, employee, officer or director, as such, of the Company or any of its predecessors or successors, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied herefrom or therefrom and that any and all such personal liability of every type and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such past, present or future shareholder, incorporator, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied herefrom or therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities. As used in this Section 118, all references to “shareholders” shall be deemed to mean, with respect to any Person, any past, present or future holder or owner of an equity interest in such Person, including, without limitation, owners or holders of capital stock, limited or general partnership interests and limited liability company interests.

Section 119.     Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 120.     Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the Patriot Act.

ARTICLE TWO

SECURITIES FORMS

Section 201.     Forms Generally.

The Securities of each series and the certificate of authentication in respect thereof shall be substantially in the form attached to the Board Resolutions, Company Order or supplemental indenture with respect to such series, as shall be established by delivery to the Trustee of a Company Order with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any supplemental indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by any officer of the Company executing such Security as evidenced by the execution of such Security.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without coupons.

Section 202.     Form of Trustee’s Certificate of Authentication.

Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Name:
Title:

Section 203.     Securities in Global Form.

If Securities of a series shall be issuable in the form of temporary or permanent Global Securities, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon or reflected on the books and records of the Security Registrar and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or pursuant to Section 301 with respect to such Security or in the Company Order to be delivered pursuant to Section 303 or 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Global Security in the manner and upon instructions given pursuant to Section 301 with respect to such Security or in the applicable Company Order, or (i) with respect Depository Global Securities, the Person or Persons specified therein or (ii) with respect Company Global Securities, the Company. Notwithstanding the foregoing provisions of this paragraph, in the event a Global Security is exchangeable for Global Securities or Definitive Securities as provided in Section 305, then, unless otherwise provided in or pursuant to this Indenture with respect to the Securities of such series, the Trustee shall deliver and redeliver such Global Security to the extent necessary to effect such exchanges, shall endorse such Global Security to reflect any decrease in the principal amount thereto resulting from such exchanges and shall take such other actions, all as contemplated by Section 305.

Notwithstanding the provisions of Section 309, unless otherwise specified in or pursuant to this Indenture or any Securities, payment of principal of, and any premium and interest on, any Global Security in temporary or permanent form shall be made to the Person or Persons identified as the Holder.

Notwithstanding the provisions of Section 310 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat each Holder of a Company Global Security as the Holder of Company Global Security with respect to the principal amount reflected in the Security Register.

ARTICLE THREE

THE SECURITIES

Section 301.     Amounts Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities shall be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to one or more Board Resolutions (as set forth in an Officers’ Certificate), Company Orders or supplemental indentures hereto, prior to the issuance of any Securities of a series,

(1) the title of the Securities of such series;

(2) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 304, 305, 306 or 805;

(3) if any of such Securities are to be issuable in the form of Global Securities, when any of such Securities are to be issuable in the form of Global Securities and (i) whether such Securities are to be issued in the form of temporary or permanent Global Securities or both, (ii) whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, (iii) if any such Securities are to be issuable in the form of Depository Global Securities, the name of the Depository with respect to any such Depository Global Security and (iv) if applicable and in addition to the Persons specified in Section 305, the Person or Persons who shall be entitled to make any endorsements on any such Global Security and to give the instructions and take the other actions with respect to such Global Security contemplated by the first paragraph of Section 203;

(4) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable;

(5) the rate or rates at which such Securities shall bear interest, or the method or methods by which such rate or rates are to be determined, the date or dates from which such interest shall begin to accrue or the method or methods by which such date or dates are to be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on Securities on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(6) if in addition to or other than the Company’s Office or Agency designated under Section 902, the place or places where the principal of, premium, if any, and interest, if any, on such Securities shall be payable, any of such Securities may be surrendered for registration of transfer or exchange, and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served;

(7) the denominations in which any of such Securities shall be issuable if other than denominations of $1,000 and any integral multiples thereof;

(8) any changes to the restrictions on the transfer or transferability of Securities specified in Section 305;

(9) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Securities (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein), and, if any additional covenants not contained in this Indenture as of its date shall be applicable with respect to such Securities, whether Section 903 shall be applicable with respect to any such additional covenants;

(10) if any of such Securities are issuable in the form of Global Securities and are to be issuable in the form of Definitive Securities (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(11) if there is more than one Trustee, the identity of the Trustees;

(12) the identity of each Security Registrar and Paying Agent with respect to such Securities;

(13) the Person or Persons to whom any interest on any Security of such series shall be payable, if other than the Person or Persons in whose name the Security (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary Global Security will be paid if other than in the manner provided in this Indenture; and

(14) any other terms of such Securities (whether or not such other terms are consistent or inconsistent with any other terms of this Indenture) and any deletions from or modifications or additions to this Indenture in respect of such Securities.

The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of Persons designated in the Board Resolution, Company Order or supplemental indenture, as the case may be, pertaining to such series of Securities and that such Persons are authorized to determine, consistent with such Board Resolution, Company Order or supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Board Resolution, Company Order or supplemental indenture. All Securities of any one series need not be issued at the same time, Securities of one series may be issued on multiple days during an offering period, and/or a series may be reopened from time to time without the consent of any Holders for issuances of additional Securities of such series.

If any of the terms of the Securities of any series shall be established by action taken by or pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series.

Section 302.     Currency; Denominations.

The principal of, and any premium and interest on, the Securities shall be issuable and payable in Dollars. Unless otherwise provided in a Board Resolution, Company Order or supplemental indenture with respect to the Securities of any series, the Securities shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

Section 303.     Execution, Authentication, Delivery and Dating.

Securities shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Chief Technology Officer or Secretary and may (but need not) have its corporate or other seal or a facsimile thereof reproduced thereon. The signature of any of these officers on the Securities may be electronic, manual or facsimile.

Securities bearing the electronic, manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, and the Trustee shall authenticate such Securities, subject to delivery to the Trustee of the Board Resolution and Officers’ Certificate, or supplemental indenture or indentures, and the Company Order referred to in Section 301 with respect to such Securities.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to the applicable provisions of Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel shall deem appropriate:

(a) the form or forms and terms of such Securities have been established in conformity with Sections 201 and 301 of this Indenture; and

(b) all conditions precedent set forth in Sections 201, 301 and 303 of this Indenture to the authentication and delivery of such Securities have been complied with and that such Securities, when executed by duly authorized officers of the Company, delivered by duly authorized officers of the Company to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and any other customary exceptions.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion, with such modifications as counsel shall deem appropriate, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate Securities of such series for original issue will be deemed to be a certification by the Company to the Trustee that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with. The Trustee shall not be required to authenticate or cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Security shall be dated the date of its authentication.

If the Securities of any series are issued in the form of Company Global Securities, the Company, in its capacity as Security Registrar, shall promptly update (which updating shall not require the consent of the Trustee or any Holder thereof) the Security Register and the schedule to such Company Global Security to evidence any changes in the Holders of such Company Global Security, the principal amounts of such Company Global Security beneficially owned by such Holders, and the dates on which such principal amounts were originally issued to such Holders. The Company shall at all times retain physical possession of each Company Global Security for any series of Securities, except following an Event of Default with respect to such series of Securities, at which time the Company shell send such Company Global Security to the Trustee pursuant to Section 305 hereof.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 612 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 304.     Temporary Securities.

Pending the preparation of Definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Securities in lieu thereof, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in the form of Global Securities.

Except in the case of temporary Securities in the form of Global Securities, which shall be exchanged in accordance with the provisions set forth in this Indenture or the provisions established pursuant to Section 301, if temporary Securities are issued, the Company shall cause Definitive Securities to be prepared without unreasonable delay. Except as otherwise provided in or pursuant to this Indenture, after the preparation of Definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such Definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Except as otherwise provided in or pursuant to this Indenture, upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of such series.

Section 305.     Security Registrar and Paying Agent; Transfer and Exchange.

The Company shall maintain, with respect to each series of Securities, an Office or Agency where such Securities may be presented for registration of transfer or for exchange (each such register being referred to as the “Security Register” for that series of Securities, and such Office or Agency being referred to as the “Security Registrar” for that series of Securities) and an Office or Agency where such Securities may be presented for purchase or payment by a Paying Agent.

The Company initially will serve as the Security Registrar and Paying Agent in connection with such Securities. The Company shall have the right to remove and replace from time to time the Security Registrar or Paying Agent for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar or Paying Agent, as applicable, with respect to such series of Securities shall have been appointed by the Company and shall have accepted such appointment. In the event that the Trustee shall not be the Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Registrar and one Paying Agent for each series of Securities. The Company shall enter into an appropriate agency agreement with respect to each series of Securities with each Security Registrar and Paying Agent, if other than the Company or the Trustee.

Notwithstanding anything in this Section 305 to the contrary, following declaration of an Event of Default with respect to any series of Securities, the Trustee (and/or any other Person authorized by the Trustee) shall automatically become the Security Registrar and the Paying Agent with respect to such series of Securities. Following a declaration of an Event of Default with respect to any series of Securities, and the Trustee becoming the Security Registrar and the Paying Agent with respect to such series of Securities, the Company shall promptly deliver all books and records maintained by the Company in its capacity as Security Registrar with respect to such series of Securities, along with any funds held by the Company in its capacity as Paying Agent with respect to such series of Securities (other than funds held in the FBO Account) and the Company Global Security (if any), to the Trustee.

Except as otherwise provided in or pursuant to this Indenture, upon surrender for registration of transfer of any Security of any series at any Office or Agency for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or pursuant to this Indenture, at the option of (i) with respect to any Depository Global Security or Definitive Security, the Holder, or (ii) with respect to any Company Global Security, the Company, Securities of any series may be exchanged for other Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series.

Whenever any Securities are surrendered for exchange as contemplated by the immediately preceding two paragraphs, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Company, or the Holder making the exchange, as applicable, is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, (A) the Depository Global Securities of any series shall be exchangeable for Definitive Securities of such series only if (i) the Depository for such Depository Global Securities notifies the Company that it is unwilling or unable to continue as a Depository for such Depository Global Securities or at any time the Depository for such Depository Global Securities ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depository for such Securities shall have been appointed within 90 days of such notification or of the Company becoming aware of the Depository’s ceasing to be so registered, as the case may be, or (ii) the Company, in its sole discretion, determines that the Securities of such series shall no longer be represented by one or more Depository Global Securities and executes and delivers to the Trustee a Company Order to the effect that such Depository Global Securities shall be so exchangeable and (B) the Company Global Securities of any series shall be exchangeable for Definitive Securities of such series only if (i) the Company, in its sole discretion, determines that the Securities of such series shall no longer be represented by one or more Company Global Securities and executes and delivers to the Trustee a Company Order to the effect that such Company Global Securities shall be so exchangeable or (ii) an Event of Default has occurred and is continuing with respect to such series of Securities.

If the beneficial owners of interests in a Global Security are entitled to exchange such interests for Definitive Securities as the result of an event described in the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee Definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered from time to time by the Depository (or its custodian) or the Company, as applicable, as shall be specified in the Company Order with respect thereto (which the Company agrees to deliver), and in accordance with instructions given to the Trustee and the Depository, if applicable (which instructions shall be in writing but need not be contained in or accompanied by an Officers’ Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for Definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of Definitive Securities of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged, which (i) with respect to Depository Global Securities, shall be in such denominations and registered in such names as shall be specified by the Depository and (ii) with respect to Company Global Securities, shall be in such denominations and registered in such names as set forth in the Security Register relating to such Company Global Security; provided, however, that with respect to any series of Securities that are redeemable, no exchanges of Global Securities may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date. Promptly following the exchange of any Depository Global Security in part, such Depository Global Security shall be returned by the Trustee to such Depository (or its custodian) or such other Depository (or its custodian) referred to above in accordance with the instructions of the Company referred to above, and the Trustee shall endorse such Depository

Global Security to reflect the decrease in the principal amount thereof resulting from such exchange. If a Security is issued in exchange for any portion of a Global Security after the Close of Business at the Office or Agency for such Security where such exchange occurs on or after any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person or Persons to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Global Security presented or surrendered for registration of transfer or for exchange or redemption, if applicable, shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, or any redemption, if applicable, of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304 or 805.

Notwithstanding any other provision in this Indenture, except as otherwise set forth in the Board Resolutions, Company Order or supplemental indenture referred to in Section 301, no Holder of a beneficial interest in any Company Global Security may (i) transfer or exchange such interest to any other Person, except as may be required by applicable law or (ii) request that such Holder’s beneficial interest in such Company Global Security be exchanged for a corresponding interest in a Global Security.

The Trustee (regardless of its capacity hereunder) shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 306.     Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee or the Company, subject to the provisions of this Section 306, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless from and against any and all loss, liability or expense, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 306, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.     Payment of Interest.

Payment of interest on any Security which shall be payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person or Persons in whose name such Security is registered as of the Close of Business on the Regular Record Date for such Interest Payment Date.

Section 308.     Payment of Principal.

Payment of principal on any Security which is due and payable, and is punctually paid or duly provided for, on its Maturity shall be paid to the Person or Persons in whose name that Security is registered at the Close of Business on the record date for such Maturity.

Section 309.     Defaulted Payment.

Any payments on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Stated Maturity (herein called “Defaulted Payment”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date or other record date, and such Defaulted Payment may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Payment to the Person in whose name such Security shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Payment, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Payment proposed to be paid on such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Payment or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Payment as in this Clause provided. Thereupon, the Company shall fix a Special Record Date for the payment of such Defaulted Payment which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company shall cause notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor to be electronically transmitted or mailed, first-class postage prepaid, to the Holder of such Security at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Payment shall be paid to the Person in whose name such Security shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Payment in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series, at the option of the Company, interest on Securities may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America.

Section 310.     Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person or Persons in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, and any premium and interest on such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary. With regard to a Company Global Security evidencing the Securities of any series, the Company, as Security Registrar, will enter a Holder into the Security Registrar upon the settlement of the purchase of any Securities of such series through the Platform Website.

No holder of any beneficial interest in any Depository Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Depository Global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Depository Global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Depository Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee shall not have any responsibility or liability for any aspect of the records maintained by the Company in its capacity as Securities Registrar or relating to payments made by the Company through the Platform Website or for maintaining, supervising or reviewing any such records.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Paying Agent or the Security Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depository, as a Holder, with respect to a Depository Global Security or impair, as between such Depository and the owners of beneficial interests in such Depository Global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as the Holder of such Depository Global Security.

Section 311.     Cancellation.

All Securities surrendered for payment, redemption (if applicable), registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee or cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee in accordance with customary procedures.

Section 312.     Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 313.     CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee or the Company shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE OF INDENTURE

Section 401.     Satisfaction and Discharge.

Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(1) either

(a)	all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 906) have been delivered to the Trustee for cancellation; or

(b)	all Securities of such series not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has paid to the Holders of the Securities, either in the manner permitted under Section 901 for the payment of principal, premium and interest (if any) or in any manner, or by application of proceeds of funds held in trust by the Trustee pursuant to Section 403, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, and any premium and interest on, such Securities, to the date of such payment (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the respective obligations of the Company and the Trustee with respect to the Securities of such series under Section 305, Section 306, Section 403, Section 404, Section 902 and Section 906, shall survive.

Section 402.     Defeasance and Covenant Defeasance.

(1) Unless, pursuant to Section 301, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 402 or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of or within such series, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 402. Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, defeasance under clause (2) of this Section 402 and covenant defeasance under clause (3) of this Section 402 may be effected with respect to any or all of the Outstanding Securities of any series. To the extent that the terms of any Security established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on such Security is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.

(2) Upon the Company’s exercise of the above option applicable to this Section 402(2) with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 402 and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and shall be deemed to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely (except as provided in clause (ii) below) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and Section 403, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Securities under Sections 305, 306, 902 and 906, and, if expressly provided pursuant to Section 301 with respect to the Securities of such series, any rights of Holders of the Securities of such series to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of such Holders, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402 and Sections 403 and 404. The Company may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3) with respect to such Securities.

(3) Upon the Company’s exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, the Company shall be released from its obligations under any covenants applicable to such Securities set forth in this Indenture, or which are specified pursuant to Section 301 as being subject to covenant defeasance, on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to such Outstanding Securities, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or 501(7) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(4) The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of or within a series:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be, or (2) Government Obligations applicable to such Securities, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit, and, solely in the case of defeasance under Section 402(2), no Event of Default with respect to the Company under clauses (4), (5) or (6) of Section 501 with respect to such Securities or event which with notice or lapse of time or both would become an Event of Default with respect to the Company under clauses (4), (5) or (6) of Section 501 with respect to such Securities shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to defeasance under Section 402(2) shall not be deemed satisfied until the expiration of such period).

(d) In the case of defeasance pursuant to Section 402(2), the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(f) If the monies or Government Obligations or combination thereof, as the case may be, deposited under clause (a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on such Securities provided such Securities are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(g) Notwithstanding any other provisions of this Section 402(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

(5) Subject to the provisions of the last paragraph of Section 906, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively for purposes of this Section 402(5) and Section 403, the “Trustee”) pursuant to clause (4)(a) of Section 402 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 402 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.

Section 403.     Application of Trust Money.

Subject to the provisions of the last paragraph of Section 906, all money and Government Obligations deposited with the Trustee pursuant to Section 401 or 402 shall be held in trust and applied by it, in accordance with the provisions of the applicable Securities and this Indenture, to the payment of the principal, premium and interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee, either (i) prior to a declaration of an Event of Default with respect to such series of Securities, by or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine or (ii) following a declaration of an Event of Default with respect to such series of Securities, by mailing a check or wiring funds to the Persons entitled thereto (at such Person’s address or bank account as it shall appear in the Security Register); but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 404.     Reinstatement.

If the Trustee (or any Paying Agent) is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1) to pay any principal of or premium, if any, or interest, if any, on the Securities of the applicable series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on the Securities of such series as contemplated by Section 401 and Section 403; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest if any, on the Securities of such series following the reinstatement of its obligations relating to such payment as aforesaid, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 501.     Events of Default.

“Events of Default” with regard to the Securities of any series will be as follows:

(1) default in any payment of interest on such series when due, which default continues for a period of 30 days;

(2) default in the payment of principal of, or premium, if any, on such series when due at its Maturity; and

(3) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture with respect to the Securities of such series (other than a covenant or agreement with respect to which a default in performance or breach is elsewhere in this Article specifically addressed), and continuance of such default or breach for a period of 90 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default under Section 602;

(4) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to it or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

(ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of creditors;

(5) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case or proceeding;

(ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of their respective properties;

(iii) orders the liquidation of the Company;

and, in each case in this clause (6), the order or decree remains unstayed and in effect for 90 days; or

(7) any other Event of Default provided in or pursuant to a Supplemental Indenture with respect to Securities of such series.

Section 502.     Acceleration of Maturity.

If an Event of Default (other than an Event of Default specified in clauses (4), (5) or (6) of Section 501) occurs and is continuing with respect to Securities of any series, then the Trustee, or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series, may declare the principal of all the Securities of such series, and accrued and unpaid interest, if any, and premium, if any, thereon to be due and payable immediately, by a notice in writing to the Company and, if by the Holders, to the Trustee, and upon any such declaration such principal and such accrued and unpaid interest and premium, if any, shall become immediately due and payable.

If an Event of Default specified in clauses (4), (5) or (6) of Section 501 occurs, then the principal of all of the Securities of all series, and accrued and unpaid interest, if any, and premium, if any, thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of any series.

Section 503.     Rescission and Annulment.

At any time after Securities of any series have been accelerated (whether by declaration of the Trustee or the Holders or automatically) and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Paying Agent a sum of money sufficient to pay:

(a) all overdue installments of any interest on any Securities of such series which have become due otherwise than by such declaration of acceleration,

(b) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities,

(c) to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the compensation, fees and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 606; and

(2) all Events of Default with respect to Securities of such series other than the non-payment of the principal of, any premium and interest on such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 514.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 504.     Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any interest on any Security when such interest shall have become due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of any principal of or premium, if any, on any Security at its Maturity,

the Company shall, upon demand of the Trustee, pay to the Paying Agent, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest the rate or respective rates, as the case may be, provided for or with respect to such Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due to the Trustee under Section 606.

Subject to the last paragraph of Section 508, if the Company fails to pay the money it is required to pay the Paying Agent pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

Subject to the last paragraph of Section 508, if an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce their rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 505.     Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee or its agents or counsel) and of the Holders of Securities allowed in such judicial proceeding, and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to them for the compensation, fees and expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 506.     Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.

Section 507.     Application of Money Collected.

Any money or property collected by the Trustee, the Paying Agent or the Company pursuant to this Article with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium or interest, upon presentation of such Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606 with respect to such series;

SECOND: To the payment of the amounts then due and unpaid upon the Securities of such series for principal and any premium and interest in respect of which or for the benefit of which such money or property has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium and interest;

THIRD: The balance, if any, to the Company or to whomsoever a court of competent jurisdiction may direct.

In distributing payments under this Section 507 the Trustee shall be entitled to rely upon any records delivered to it by the Company in its capacity as Paying Agent or Security Registrar.

Section 508.     Limitations on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

In addition, notwithstanding anything else in this Indenture to the contrary, neither the Trustee nor the Holders of any series of Securities shall have the right or ability, either individually or as a group, upon the occurrence of any default or Event of Default hereunder, to initiate the filing of an involuntary bankruptcy or similar proceeding against the Company.

Section 509.    Unconditional Right of Holders to Receive Principal and any Premium, Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and any premium, if any, and interest, if any, on, such Security, on the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, if applicable, on the Redemption Date) and, in the case of any Security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, such Security in accordance with its terms, and to institute suit for the enforcement of any such payment and any such right to convert or exchange, and such right shall not be impaired without the consent of such Holder.

Section 510.    Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 511.    Rights and Remedies Cumulative.

To the extent permitted by applicable law and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 512.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may, to the extent permitted by applicable law, be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 513.    Control by Holders of Securities.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any such series,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.

Section 514.    Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past default hereunder with respect to such series and its consequences, except

(1) a default in the payment of the principal of, or any premium or interest on, any Security of such series, or

(2) a default in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 515.    Waiver of Usury, Stay or Extension Laws.

The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of or premium, if any, or interest, if any, on any Securities as contemplated herein and therein or which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 516.    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee, for any action taken or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 516 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, if applicable, on or after the Redemption Date).

ARTICLE SIX

THE TRUSTEE

Section 601.    Certain Duties and Rights of Trustee.

Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(A). Duties of Trustee. (1) Except during the continuance of an Event of Default:

(a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. Notwithstanding the foregoing, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not, and is under no obligation to, confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2) Following the occurrence and continuance of an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) this Section 6.01(A)(3) does not limit the effect of Section 6.01(A)(1);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received from the Holders of a majority in principal amount of the outstanding Securities.

(4) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 6.01(A)(1), (2) and (3).

(5) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(6) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(B). Certain Rights of the Trustee:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, Personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) No provision of this Indenture shall require the Trustee for any series of the Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section;

(9) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(10) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(11) The Trustee may request that the Issuer and the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(12)	The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee; and

(13) The Trustee shall not be responsible for the operation of the Platform Website, for any payments made by the Company through the Platform Website or for any records maintained by the Company in relation thereto.

Section 602.    Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any or all series, the Trustee shall transmit by mail to all Holders of Securities of the applicable series entitled to receive reports pursuant to Section 703(3), notice of such default hereunder actually known to a Responsible Officer of the Trustee (within the meaning of Section 601(B)(10) hereof), unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603.    Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that (i) the Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder, and (ii) the Trustee represents that it is duly authorized to authenticate the Securities and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 604.    May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 605.    Money Held in Trust.

Except as provided in Section 403 and Section 906, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 606.    Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and including any expenses, disbursements and advances incurred following a default or Event of Default), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or reasonable expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder (regardless of whether such claim is brought by another party hereto), except to the extent that any such loss, liability or expense was due to its negligence or willful misconduct.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium or interest on, Securities.

Any compensation or expense incurred by the Trustee after a default specified by Section 501(4), (5) or (6) is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 606 shall include any predecessor Trustee but the negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 606. The provisions of this Section 606 shall, to the extent permitted by law, survive any termination of this Indenture (including, without limitation, termination pursuant to any Bankruptcy Laws) and the resignation or removal of the Trustee.

Section 607.    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $150,000,000 subject to supervision or examination by Federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 608.    Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 609.

(2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company.

(4) If at any time:

(a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(b) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or any such Holder, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 609. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 609, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 609, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 609.    Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 906, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver a supplemental indenture hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 906 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 606.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 610.    Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such Corporation shall otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.

Section 611.    Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 612.    Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, registration of transfer, partial redemption (if applicable), or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent shall be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $150,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent acceptable to the Company and shall electronically transmit or mail by first-class mail, postage prepaid, written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 606.

The provisions of Sections 310, 603 and 604 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

[Name of Authenticating Agent],
as Authenticating Agent

By:
As Authenticating Agent

By:
Authorized Signatory

Section 613.    Trustee in Other Capacities.

Whether explicitly stated herein or not, the privileges, rights, indemnities, immunities and exculpatory provisions granted to the Trustee herein shall be understood to include the Trustee when acting in its other capacities under this Indenture. The privileges, rights, indemnities, immunities and exculpatory provisions contained in this Indenture shall apply to the Trustee, whether it is acting under this Indenture or other Indenture related documents.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.     Company to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee

(1) semi-annually with respect to Securities of each series not later than 10 days after each Regular Record Date or upon such other dates as are set forth in or pursuant to the Board Resolution, Company Order or supplemental indenture hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names, bank account information, individual holdings of the Securities email addresses and physical addresses of Holders as of the applicable date, and

(2) at such other times as the Trustee may request in writing, within 15 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 1 day prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 702.     Preservation of Information; Communications to Holders.

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Holders of Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders of Securities with respect to their rights under this Indenture or the Securities. Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 703.     Reports by Trustee.

(1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Sections 313(a) and 313(b)(2) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(2) The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

Section 704.     Reports by Company.

The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1) file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

Section 801.     Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities, the Company (when authorized by or pursuant to a Board Resolution), and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures hereto for any of the following purposes:

(1) to convey, transfer, assign, mortgage or pledge to the Trustee any property or assets as security for the Securities of any series; or

(2) to cure any ambiguity or to correct or supplement any provision in this Indenture, or the Securities or any supplemental indenture, which may be defective or which may be inconsistent with any other provision in this Indenture, or the Securities, the relevant supplemental indenture or any other documents in connection the relevant offering of Solar Bonds, which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding in any material respect; or

(3) to evidence the succession of another Person to the Company and the assumption by such successor to the covenants of the Company herein and in the Securities; or

(4) to add to the Company’s covenants or those of the Trustee for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power conferred upon the Company with respect to all or any series of Securities issued under this Indenture (as shall be specified in such supplemental indenture or indentures); or

(5) to add any additional Events of Default with respect to any series of Securities (in each case, as shall be specified in such supplemental indenture); or

(6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

(7) to amend restrictions on transferability of any Securities on any series in any manner that does not adversely affect the rights of any Holder in any material respect; or

(8) to provide for the issuance of and establish the forms and terms and conditions of the Securities as permitted by Sections 201 and 301; or

(9) to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any Securities; or

(10) to amend or supplement any of the provisions of this Indenture or any Securities, provided that any such amendment or supplement shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision; or

(11) to make any change in this Indenture or any Securities to conform the terms thereof to the terms reflected in any prospectus, prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any Securities.

With regards to any determination of whether an amendment has an adverse effect on any Holder, the Trustee shall be entitled to conclusively rely upon the documentation provided to it under Section 803 hereof as evidence that such amendment does not cause such an adverse effect.

Section 802.     Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution), and the Trustee may enter into an indenture or supplemental indentures hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall

(1) change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on, any Security, or reduce the principal amount thereof or the premium, if any, thereon or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof, if applicable, whether such redemption is mandatory or at the option of the Company, or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 505, or change the Place of Payment where the principal of, or any premium or interest on, any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, if applicable, on or after the Redemption Date) in each case as such Stated Maturity or Redemption Date may, if applicable, be extended in accordance with the terms of such Security, or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 514 or 903 of this Indenture, or

(3) modify any of the provisions of this Section 802, Section 514 or Section 903, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(4) modify or affect in any manner adverse to the interest of any Holder of Outstanding Securities the terms and conditions of our obligations, regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to such Outstanding Securities.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Company shall be entitled to enter into a supplemental indenture under this Section 802 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 803.     Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon, in addition to the documents required by Section 102 hereof, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 804.     Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 805.     Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 806.     Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE NINE

COVENANTS

Section 901.     Payment of Principal, Premium, Interest.

The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, and any premium and interest on, the Securities of such series, in accordance with the terms thereof and this Indenture. Any payments of principal, premium and interest, if any, due and payable by the Company to any Holder hereunder shall be deemed to have been paid by the Company when such amounts are credited to the electronic account maintained by the Company on behalf of such Holder on the Platform Website (each, a “Solar Bond Account”), whether or not such amounts have been withdrawn by such Holder from the FBO Account.

Prior to the payment of any amounts in accordance with the foregoing paragraph, the Company shall deposit into the FBO Account a sum in U.S. Dollars equal to the aggregate amount of such payments. The Company shall not remove or withdraw any funds from the FBO Account, except for the removal or withdrawal of funds in connection with a purchase of Securities (in an amount equal to the purchase price for such Securities).

Section 902.     Maintenance of Office or Agency.

With respect to each series of Securities, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The office of the Company at 3055 Clearview Way, San Mateo, California, 94402 shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise provided in or pursuant to this Indenture (including, without limitation, pursuant to Section 301 with respect to the Securities of any series), the Company hereby designates 3055 Clearview Way, San Mateo, California, 94402 as the Company’s Office or Agency for such purpose and initially appoints the Company as the Security Registrar for each series of Securities. The Company may subsequently appoint a different or additional Office or Agency and, as provided in Section 305, may remove and replace from time to time the Security Registrar.

Section 903.     Waiver of Certain Covenants.

If expressly provided pursuant to Section 301 with respect to the Securities of such series, the Company may omit in any particular instance to comply with any additional covenants applicable to the Securities of such series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 904.     Compliance Statement.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 905.     Calculation of Original Issue Discount.

The Company shall deliver to the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

Section 906.     Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in U.S. Dollars sufficient to pay the principal, any premium and interest, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, or any premium or interest on, any Securities of such series, deposit with any Paying Agent a sum (in U.S. Dollars) sufficient to pay the principal, premium and interest, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Subject to any applicable abandoned property laws and except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on any Security of any series and remaining unclaimed for two years after such principal or such premium or interest shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, not later than 30 days after the Company’s request for such repayment, at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed to Holders of Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be earlier than two years after such principal and any premium or interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

* * * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SOLARCITY CORPORATION

By:	/s/ Brad W. Buss
Name: Brad W. Buss
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ K. Wendy Kumar
Name: K. Wendy Kumar
Title: Vice President